Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
April 29, 2020	David D. Brown
(276) 326-9000

First Community Bankshares, Inc. Announces Quarterly Dividend

BLUEFIELD, Va., April 29, 2020 (GLOBE NEWSWIRE) – On April 28, 2020, the Board of Directors of First Community Bankshares, Inc. declared a quarterly cash dividend to common shareholders of twenty-five cents ($0.25) per common share. The quarterly dividend is payable to common shareholders of record on May 8, 2020, and is expected to be paid on or about May 22, 2020. The current year marks the 35th consecutive year of regular cash dividends paid to shareholders.

About First Community Bankshares, Inc.

First Community Bankshares, Inc., a financial holding company headquartered in Bluefield, Virginia, provides banking products and services through its wholly owned subsidiary First Community Bank. First Community Bank operated 58 branch banking locations in Virginia, West Virginia, North Carolina, and Tennessee as of March 31, 2020. The Company’s common stock is listed on the NASDAQ Global Select Market under the trading symbol, “FCBC”. Additional investor information is available on the Company’s website at www.firstcommunitybank.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent fiscal year end. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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